UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 29, 2006

                                BIONUTRICS, INC.
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             (Exact name of registrant as specified in its charter)

       Nevada                             0-22011                 86-0760991
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(State or other jurisdiction of    (Commission File Number)     (IRS Employer
   incorporation)                                            Identification No.)

2575 East Camelback Road, Ste. 450, Phoenix, AZ                      85016
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(Address of principal executive offices)                           (Zip Code)

        Registrant's telephone number, including area code (602) 508-0112

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the SeFcurities Act
    (17 CFR 230.425)

|_| Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 8.01         OTHER EVENTS

         On March 29, 2006, the Registrant announced that it has initiated the process for its second controlled-release generic drug candidate, SNG1002a, with chemical, manufacturing and control ("CMC") development. Concurrently, the Company will conduct biostudies to demonstrate "bioequivalency" as the Company moves this second product towards commercialization. These efforts are intended to provide confirmation of the formulation and biostudies previously undertaken in India. Completion of development efforts on drug candidates SNG1001a and SNG1002a are anticipated to result in the Company's first two in a series of Abbreviated New Drug Application filings with the FDA. SNG1002a is a formulated generic version of a branded drug in a chemical category with annualized US sales in excess of $800 million (IMS).

         See Registrant's press release attached hereto as Exhibit 99.1.

Item 9.01.        FINANCIAL STATEMENTS AND EXHIBITS
                 -----------------------------------

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

                99.1       Press Release, dated March 29, 2006

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated: March 29, 2006

                                BIONUTRICS, INC.

                                By:    /s/ Ronald H. Lane
                                       --------------------
                                Name:  Ronald H. Lane, PhD.
                                Title: President